Exhibit 8.1

Subsidiaries of Rostelecom

OJSC RTC-Leasing
Rostelecomleasing S.A.
Rostelecomleasing (Cyprus)
RTDC Holdings, Inc.
CJSC CB Russian Industrial Bank
CJSC Westelcom
OJSC RTComm.RU
CJSC AKOS